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                                                                   EXHIBIT 23(c)


                      [Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 (relating to Debt Securities, Pass Through Certificates and Equipment Trust Certificates) of our reports dated January 26, 2001 included or incorporated by reference in Delta Air Lines, Inc.'s Transition Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
July 12, 2001